Exhibit 10.2

SECOND AMENDED AND RESTATED
CONVERTIBLE DEBENTURE

Date: March 31, 2004	US $2,159,746

1.     ISSUANCE

        1.1      FOR VALUE RECEIVED Madison Oil Company (the “Corporation”) acknowledges itself indebted and hereby unconditionally promises to pay to or to the order of PHD Partners LP (the “Holder ”) by 5:00 p.m. (Dallas time) on March 31, 2006 (the “Date of Maturity ”) at the address of the Holder specified below or as otherwise directed by the Holder, the principal amount of $2,159,746 in lawful money of the United States of America (the “Principal ”) together with interest thereon as hereinafter provided. Toreador Resources Corporation (“Toreador ”), the sole shareholder of the Corporation, acknowledges and agrees that its common stock may be used to pay the Interest, as defined below, and any part of the principal amount due upon the Holder’s desire to convert the whole or any part of this Debenture, subject to the terms specified below.

        1.2      Interest shall accrue on the principal amount outstanding hereunder from and after the date hereof both before and after maturity, default and/or judgment at the rate of 6% per annum and shall be paid quarterly in arrears (hereinafter referred to as the “Interest ”). Interest shall be paid, at the Corporation’s option, in (i) cash, or (ii) common shares of Toreador (the “Toreador Shares ”), priced at the average of the closing bid prices for Toreador Shares on the NASDAQ National Market System for a period of five (5) days ending on the date that such interest is due.

2.     CONVERSION

         2.1      Conversion Privilege and Conversion Price

    (1)        Upon compliance with and subject to the terms and conditions of this Article 2, the Holder shall have the right, at its option, at any time up to, but not after the close of business on the last business day prior to the Date of Maturity (such time and date being referred to as the “Time of Expiration ”), to convert the whole or any part of the principal amount of this Debenture into Toreador Shares at the Conversion Price.

    (2)        “Conversion Price ” means US $6.75 per Toreador Share or such other dollar amount for which each Toreador Share may be issued from time to time upon the conversion of Debentures in accordance with the provisions of this Article 2.

    (3)        This right of conversion extends only to the maximum number of whole Toreador Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any time by the Holder or Holders thereof may be converted in accordance with the foregoing provisions of this Section 2.1. Fractional interests in Toreador Shares will be adjusted for in the manner provided in Section 2.3.

         2.2     Conversion Procedure

    (1)        A Holder desiring to convert this Debenture in whole or in part into Toreador Shares shall surrender this Debenture to the Corporation together with the conversion notice in the form set forth in the Debenture or in a form otherwise satisfactory to the Corporation and Toreador, duly executed by the Holder or the Holder’s executors or administrators or other legal representatives or its or their attorney, duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Corporation and Toreador, exercising the right to convert this Debenture in accordance with the provisions of this Article 2, stating the principal amount which the Holder elects to convert. Thereupon, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of Toreador, the Holder and/or its nominee(s) or assignee(s), shall be entitled to be entered in the books of Toreador as at the Date of Conversion as hereinafter defined (or such other date as is specified in subsection 2.2(2)) as the Holder of the number of Toreador Shares into which this Debenture has been converted in accordance with the provisions of this Article 2 and, as soon as practicable thereafter (and, in any event, no later than seven (7) business days thereafter), Toreador shall make available for pickup where the Debenture is surrendered, a certificate or certificates for such Toreador Shares and, if applicable, the Corporation shall make available for pickup, a check for any amount payable pursuant to Section 2.3, unless indicated otherwise on the conversion notice.

    (2)        For the purposes of this Article 2, a Debenture shall be deemed to be surrendered for conversion on the date (the “Date of Conversion”) on which it is so surrendered in accordance with the provisions of this Article 2 and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Corporation, provided that if a Debenture is surrendered for conversion on a day on which the register of Toreador Shares is closed, the person or persons entitled to receive the Toreador Shares shall become the holder or holders of record of such as at the date which such register is next reopened.

(3) Any part of a Debenture maybe converted as provided in this Article 2, and all references to conversion of Debentures shall be deemed to include conversion of such parts.

    (4)        The Holder of any Debenture of which part only is converted in accordance with Section 2.1 shall, upon the exercise of the right of conversion, surrender that Debenture to the Corporation, and the Corporation shall cancel the same and shall, without charge, forthwith certify and deliver to the Holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

    (5)        There shall be a payment or adjustment by the Corporation on account of any Interest accrued or accruing on this Debenture from the date of issue up to but not including the Date of Conversion. Toreador Shares issued upon such conversion shall rank only in respect of dividends declared in favor of stockholders of record on or after the Date of Conversion or such later date as such Holder becomes the holder of record of such common shares pursuant to subsection 2.2(2), from which applicable date they shall for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Toreador Shares. No adjustment will be made for dividends on the Toreador Shares which are issued upon conversion of Debentures surrendered for conversion.

    (6)        Surrender to the Corporation by a Holder of a Debenture upon the exercise of the rights of conversion provided in this Article 2 shall be a good discharge to the Corporation subject to delivery of a share certificate for the appropriate number of Toreador Shares issued upon such conversion, and, if applicable, a check for any amount payable under Section 2.3, by the Corporation, and the Corporation and Toreador shall not be bound to inquire into the title of such holder, save as ordered by a court of competent jurisdiction or as required by statute. Neither the Corporation nor Toreador nor any registrar shall be bound to see to the execution of any trust affecting the ownership of any Debenture nor be charged with notice of any equity that may be subsisting in respect thereof, unless the Corporation, Toreador or such registrar has actual notice thereof.

         2.3     No Requirement to Issue Fractional Shares

        Toreador shall not be required to issue fractional Toreador Shares upon the conversion of Debentures pursuant to this Article 2. If more than one Debenture is surrendered for conversion at one time by the same Holder, the number of whole Toreador Shares issuable upon conversion thereof will be computed on the basis of the aggregate principal amount of this Debenture to be converted. If any fractional interest in the Toreador Shares would, except for the provisions of this Section 2.3, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of Toreador delivering any certificate of such fractional interest, satisfy such fractional interest by paying to the Holder of such surrendered Debenture an amount in lawful money of the United States of America (computed to the nearest cent) equal to the balance of the principal amount of the Debenture tendered for conversion.

         2.4     Cancellation of Converted Debentures

        All Debentures converted in whole or in part under the provisions of this Article 2 shall forthwith be delivered to and cancelled by the Corporation and, subject to the provisions of subsection 2.2(4), no Debenture shall be issued in substitution therefore.

         2.5     Toreador to Reserve Shares

        Toreador covenants that it shall at all times reserve and keep available out of its authorized common shares, solely for the purpose of issuance upon conversion of this Debenture as provided in this Article 2, and conditionally issue to Holders who may exercise their conversion rights hereunder, such number of Toreador Shares as would be issuable upon the conversion of this Debenture. Toreador covenants that all Toreador Shares which shall be so issuable shall, on surrender and conversion of Debentures in accordance with the terms hereof, be duly and validly issued as fully paid and non-assessable, free from pre-emptive or similar rights on the part of the holders of any common shares or any other person and free from all liens and charges with respect to the issue thereof.

         2.6     Taxes and Charges on Conversion

        Toreador will from time to time promptly pay any and all taxes and charges which may be imposed by the laws of the United States or any state thereof (except income tax or security transfer, tax, if any) which are payable by Toreador with respect to the issuance and/or delivery to the Holder of this Debenture, of Toreador Shares pursuant to the terms of this Debenture.

         2.7     Applicable Securities Legislation

        The Corporation and Toreador shall not, directly or indirectly, do any act or thing or, to the extent that it is able, permit any act or thing to be done, which would remove or deny any registration or prospectus exemption available under any applicable securities legislation with respect to the issuance of Toreador Shares upon the exercise of the conversion rights contained in this Debenture.

         2.8     Adjustment of Conversion Price

        The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

    (a)        If and whenever at any time prior to the Time of Expiration, Toreador shall (i) subdivide or redivide the outstanding Toreador Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Toreador Shares into a smaller number of shares, or (iii) issue Toreador Shares to the holders of all or substantially all of the outstanding Toreador Shares by way of a stock dividend (other than the issue of common shares to holders of common shares, pursuant to their exercise of options to receive dividends in the form of common shares in lieu of dividends paid in the ordinary course on the common shares), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination, consolidation or on the record date of such issue of Toreador Shares by way of a stock dividend, as the case may be, shall be adjusted to that amount determined by multiplying the Conversion Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of Toreador Shares outstanding on such date before giving effect to such subdivision, redivision, reduction, combination, consolidation or stock dividend and of which the denominator shall be the number of Toreador Shares outstanding after giving effect thereto. Such adjustment shall be made successively whenever any event referred to in this subsection 2.8(a) shall occur. Any such issuance of Toreador Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Toreador Shares under subsections (b) and (c) of this Section 2.8.

    (b)        If and whenever at any time prior to the Time of Expiration Toreador shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of Toreador Shares entitling them, for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase Toreador Shares (or securities convertible into Toreador Shares) at a price per share (or having a conversion or exchange price per share) less than the Conversion Price per Toreador Share on such record date, then, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Toreador Shares outstanding on such record date plus a number of Toreador Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Toreador Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Toreador Share, and of which the denominator shall be the total number of Toreador Shares outstanding on such record date plus the total number of additional Toreador Shares offered for subscription or purchase (or into which convertible securities so offered are convertible); any Toreador Shares owned by or held for the account of Toreador shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Toreador Shares (or securities convertible into Toreador Shares) actually issued upon the exercise of such rights or warrants, as the case may be.

    (c)        If and whenever at any time prior to the Time of Expiration Toreador shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding common shares of (i) shares of any class other than common shares and other than shares distributed to holders of common shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course on the common shares or (ii) rights, options or warrants (excluding those referred to in this subsection 2.8(b)) or (iii) evidences of indebtedness or (iv) assets (excluding dividends paid in the ordinary course), then in each such case, subject to the approval of the Nasdaq National Market System and/or any other exchange on which the Toreador Shares are then listed, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Toreador Shares outstanding on such record date multiplied by the Current Market Price per Toreador Share on such record date, less the fair market value (as determined by the board of directors, which determination shall be conclusive) of all such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Toreador Shares outstanding on such record date multiplied by such Current Market Price per Toreador Share; any Toreador Shares owned by or held for the account of Toreador shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed as the case may be. In clause (iv) of this subsection 2.8(c), the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

    (d)        In the case of any reclassification or change (other than a change resulting only from consolidation or subdivision) of the Toreador Shares or in case of any amalgamation, consolidation or merger of Toreador with or into any other corporation, or in the case of any sale of all or substantially all of the assets of Toreador, as or substantially as, an entirety to any other corporation, the Conversion Price shall be adjusted so that each Debenture shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be convertible into the number of shares or the number, kind or amount of other securities or property of Toreador, or such continuing, successor or purchaser corporation, as the case may be, which the Holder thereof would have been entitled to receive as a result of such reclassification, change, amalgamation, consolidation, merger or sale if on the effective date thereof he had been the holder of the number of common shares into which the Debenture was convertible prior to the effective date of such reclassification, change, amalgamation, consolidation, merger or sale. No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless, in the opinion of the directors of Toreador, all necessary steps shall have been taken to ensure that the Holders shall thereafter be entitled to receive such number of shares or other securities or property of Toreador, or such continuing, successor or purchasing corporation, as the case may be, subject to adjustment thereafter in accordance with provisions similar, as nearly as may be, to those contained in this Section 2.8.

    (e)        In any case in which this Section 2.8 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, Toreador may defer, until the occurrence of such event, issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event, the additional Toreador Shares issuable upon such conversion by reason of the adjustment required by such event; provided, however, that Toreador shall deliver to such Holder an appropriate instrument evidencing such Holder’s right to receive such additional Toreador Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Toreador Shares declared in favor of holders of record of Toreador Shares on and after the Date of Conversion or such later date as such Holder would, but for the provision of this subsection 2.8(e), have become the holder of record of such additional Toreador Shares pursuant to subsection 2.2(1).

    (f)        The adjustments provided for in this Section 2.8 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events contemplated herein resulting in any adjustment under the provisions of this Section 2.8, provided that, notwithstanding any other provision of this Section 2.8, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this subsection 2.8(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

    (g)        In the event of any question arising with respect to the adjustments provided in this Section 2.8 such question shall be conclusively determined by a firm of certified public accountants appointed by Toreador (who may be Toreador’s auditors); such accountants shall have access to all necessary records of Toreador and such determination shall be binding upon Toreador and the Holder.

    (h)        In the case Toreador shall take any action affecting the Toreador Shares other than action described in this Section 2.8 which in the opinion of the directors of Toreador would materially affect the rights of the Holder, the Conversion Price shall be adjusted in such manner and at such time, by action of the directors, as the directors in their sole discretion may determine to be equitable in the circumstances which action shall be subject to the prior approval of the Nasdaq National Market System (and/or any other exchange on which such shares are then listed). Failure of the directors to make such an adjustment shall be conclusive evidence that the directors have determined that it is equitable in the circumstances to make no adjustment.

         2.9     Notice as to Adjustment

        Toreador shall, except in respect of any subdivision, redivision, reduction, combination, consolidation or reclassification of the Toreador Shares, forthwith give notice to the Holders specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if Toreador has given notice covering all the relevant facts in respect of an event under Section 2.8, no such notice need be given under this Section 2.9.

3.     CONSENT REQUIRED

        The written consent of the Holder shall be required prior to the taking of any action or entering into of any agreement which would restrict or interfere with the Corporation’s ability to make Interest or Principal payments pursuant to this Debenture.

4.     DEFAULT

         4.1     Events of Default

        Any of the following shall constitute an “Event of Default”: (a) failure to pay any Principal when due and payable, which failure continues for five (5) days; (b) failure to pay any Interest when due and payable, which failure continues for thirty (30) days; or (c) bankruptcy, insolvency or reorganization of the Corporation or Toreador.

         4.2     Remedies for Default

        If an Event of Default shall have occurred and be continuing, then Holder, at its option, may (i) declare the principal of, and all interest then accrued on, this Debenture and any other liabilities of Corporation to Holder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other notice of any kind, all of which Corporation hereby expressly waives, (ii) reduce any claim to judgment, and/or (iii) without notice of default or demand, pursue and enforce any of Holder’s rights and remedies under this Debenture or otherwise provided under or pursuant to any applicable law.

5.     TRANSFERABILITY

        This Debenture shall be treated as a negotiable instrument and may be sold, transferred, assigned, pledged, encumbered or otherwise dealt with or disposed of, absolutely or by way of security, without the prior written consent of the Corporation or Toreador.

6.     GENERAL

         6.1     Notice

Any notice to be given hereunder shall be effective if given personally, or if sent by regular mail, postage prepaid, or by facsimile as follows:

if to the Corporation:	Madison Oil Company
4809 Cole Avenue, Suite 108
Dallas, Texas 75205 U.S.A.

Fax No. 214.559.3945

If to Toreador:	Toreador Resources Corporation
4809 Cole Avenue, Suite 108
Dallas, Texas 75205 U.S.A.

Fax No. 214.559.3945

if to the Holder:	PHD Partners LP
c/o David M. Brewer
33 Plymouth Road
Summit, New Jersey 07901

Fax No. 908.273.8348

         6.2     Press Release

Except to the extent required by law or with the prior written consent of the Holder, such consent not to be unreasonably withheld, the Corporation and Toreador shall not make any public announcement regarding this Debenture.

         6.3     Receipt of True Copy

        The Corporation and Toreador acknowledge having received a true copy of this Debenture.

         6.4     Usury Laws

Regardless of any provisions contained in this Debenture, Holder shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest, any amount in excess of the maximum non-usurious rate of interest which, under all legal requirements, Holder is permitted to contract for, charge, take, reserve, or receive on this Debenture, and in the event Holder ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Debenture, and, if the principal balance of this Debenture is paid in full, then any remaining excess shall forthwith be paid to Corporation. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Corporation and Holder shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Debenture so that the interest rate is uniform throughout such term.

         6.5     Successors and Assigns

This Debenture and all its provisions shall enure to the benefit of and be binding upon the Holder and shall be binding on the Corporation and Toreador, their successors and assigns. The term “successor” shall include, without limiting its meaning, any company resulting from the amalgamation of the Corporation or Toreador with any other company.

         6.6     Jurisdiction

This Debenture shall be construed in accordance with the laws of the State of Texas and the parties hereto irrevocably attorn to the jurisdiction of the courts of the State of Texas.

        IN WITNESS WHEREOF the Corporation, Toreador and the Holder have caused this Debenture to be signed by their proper officers duly authorized as of the date first shown above.

MADISON OIL COMPANY

By: /s/ G. Thomas Graves III
Name: G. Thomas Graves III
Title: President

TOREADOR RESOURCES CORPORATION

By: /s/ Douglas W. Weir
Name: Douglas W. Weir
Title: Senior Vice President and Chief Financial Officer

PHD PARTNERS LP

By: Madison Co. Inc.,
Its General Partner
/s/ David M. Brewer
Name: David M. Brewer
Title: President